Exhibit 23.1

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM’S CONSENT

We consent to the incorporation by reference in the Registration Statement of CohBar, Inc. on Form S-8 (File No. 333-205412) of our report dated March 31, 2017, with respect to our audits of the financial statements of CohBar, Inc. as of December 31, 2016 and 2015 and for the years then ended, which report is included in this Annual Report on Form 10-K of CohBar, Inc. for the year ended December 31, 2016.

/s/ Marcum llp

Marcum llp

New York, NY

March 31, 2017